Exhibit 2


		    ENTERGY CORPORATION AND SUBSIDIARIES
		     CONSOLIDATED STATEMENT OF INCOME
		For the Nine Months Ended Septmeber 30, 2000
				  (Unaudited)

				  (Thousands)


	     OPERATING REVENUES
  Domestic electric                                    $5,402,657
  Natural gas                                              96,107
  Competitive businesses                                1,882,071
						       ----------
  TOTAL                                                 7,380,835
						       ----------
	     OPERATING EXPENSES
  Operating and Maintenance:
     Fuel, fuel-related expenses, and
       gas purchased for resale                         1,756,972
     Purchased power                                    2,030,210
     Nuclear refueling outage expenses                     53,625
     Other operation and maintenance                    1,332,012
  Decommissioning                                          28,611
  Taxes other than income taxes                           266,346
  Depreciation and amortization                           545,991
  Other regulatory credits-net                             27,311
  Amortization of rate deferrals                           25,776
							---------
  TOTAL                                                 6,066,854
							---------
  OPERATING INCOME                                      1,313,981
							---------
		OTHER INCOME
    Allowance for equity funds used during
      construction                                         24,898
  Gain on sale of assets - net                             21,291
  Miscellaneous - net                                     156,505
							---------
  TOTAL                                                   202,694
							---------
	 INTEREST AND OTHER CHARGES
  Interest on long-term debt                              353,585
  Other interest - net                                     66,227
  Distributions on preferred securities of
    subsidiaries                                           14,128
  Allowance for borrowed funds used during
    construction                                          (18,753)
							---------
  TOTAL                                                   415,187
							---------
  INCOME BEFORE INCOME TAXES                            1,101,488

  Income taxes                                            440,616
							---------
  CONSOLIDATED NET INCOME                                 660,872

  Preferred dividend requirements and other                24,886
							---------
  EARNINGS APPLICABLE TO
  COMMON STOCK                                           $635,986
							=========

						       Exhibit 2
		 ENTERGY CORPORATION AND SUBSIDIARIES
		      CONSOLIDATED BALANCE SHEET
			       ASSETS
			  September 30, 2000
			    (Unaudited)

			  (In Thousands)


		  CURRENT ASSETS
Cash and cash equivalents:
   Cash                                                    $111,255
   Temporary cash investments - at cost,
    which approximates market                             1,120,292
   Special deposits                                           1,542
							 ----------
       Total cash and cash equivalents                    1,233,089
							 ----------
Other temporary investments - at cost,
    which approximates market                                21,897
Notes receivable                                              4,166
Accounts receivable:
  Customer                                                  543,708
  Allowance for doubtful accounts                           (9,007)
  Other                                                     373,228
  Accrued unbilled revenues                                 433,784
							 ----------
       Total receivables                                  1,341,713
							 ----------
Deferred fuel costs                                         539,000
Fuel inventory - at average cost                            121,079
Materials and supplies - at average cost                    362,807
Rate deferrals                                               19,797
Deferred nuclear refueling outage costs                      28,621
Prepayments and other                                        77,285
							 ----------
TOTAL                                                     3,749,454
							 ----------
	  OTHER PROPERTY AND INVESTMENTS
Investment in subsidiary companies - at equity                  214
Decommissioning trust funds                               1,354,785
Non-utility property - at cost (less accumulated
  depreciation)                                             330,699
Non-regulated investments                                   300,691
Other - at cost (less accumulated depreciation)              22,368
							 ----------
TOTAL                                                     2,008,757
							 ----------
		   UTILITY PLANT
Electric                                                 23,672,355
Plant acquisition adjustment                                394,731
Property under capital lease                                768,135
Natural gas                                                 190,895
Construction work in progress                             1,938,654
Nuclear fuel under capital lease                            271,021
Nuclear fuel                                                 81,662
							-----------
TOTAL UTILITY PLANT                                      27,317,453
Less - accumulated depreciation and amortization         11,403,267
							-----------
UTILITY PLANT - NET                                      15,914,186
							-----------
	 DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
    Rate deferrals                                            1,402
    SFAS 109 regulatory asset - net                       1,002,350
    Unamortized loss on reacquired debt                     188,025
    Other regulatory assets                                 703,639
Long-term receivables                                        30,281
Other                                                       429,009
							-----------
TOTAL                                                     2,354,706
							-----------
TOTAL ASSETS                                            $24,027,103
							===========

						       Exhibit 2
	       ENTERGY CORPORATION AND SUBSIDIARIES
		    CONSOLIDATED BALANCE SHEET
			   LIABILITIES
			September 30, 2000
			    (Unaudited)

			  (In Thousands)

		CURRENT LIABILITIES
Currently maturing long-term debt                          $406,858
Notes payable                                                 1,036
Accounts payable                                            866,587
Customer deposits                                           168,163
Taxes accrued                                               773,641
Accumulated deferred income taxes                           159,730
Nuclear refueling outage costs                                6,854
Interest accrued                                            155,748
Co-owner advances                                             5,121
Obligations under capital leases                            176,224
Other                                                       213,668
							-----------
TOTAL                                                     2,933,630
							-----------
      DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes                         3,188,681
Accumulated deferred investment tax credits                 500,229
Obligations under capital leases                            181,825
FERC settlement - refund obligation                          32,471
Other regulatory liabilities                                252,173
Decommissioning                                             737,269
Transition to competition                                   201,797
Regulatory reserves                                         341,551
Accumulated provisions                                      292,294
Other                                                       566,489
							-----------
TOTAL                                                     6,294,779
							-----------
Long-term debt                                            7,106,769
Preferred stock with sinking fund                            69,650
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trusts holding
  solely junior subordinated deferrable debentures          215,000

	       SHAREHOLDERS' EQUITY
Preferred stock without sinking fund                        331,240
Common stock, $.01 par value, authorized
500,000,000
   shares; issued 247,172,239 shares in 2000                  2,472
Paid-in capital                                           4,636,811
Retained earnings                                         3,216,395
Accumulated other comprehensive loss:
   Cumulative foreign currency translation
     adjustment                                             (71,081)
   Net unrealized investment losses                           6,588
  Less - treasury stock, at cost (27,040,581 shares
    in 2000)                                                715,150
							-----------
TOTAL                                                     7,407,275
							-----------


	 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $24,027,103
							===========